Exhibit B (ii)
                                 --------------
                              Amendment to By-Laws
                              --------------------

                              AMENDMENT TO BY-LAWS
                                       OF
                      INVESTORS INTERNATIONAL SERIES TRUST

                                   ARTICLE VII
                                   FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of November in each year and shall end on the last day of October in each year, provided, however, that the Trustees may from time to time change the fiscal year.

RESOLUTION ADOPTED BY THE
BOARD OF TRUSTEES ON
SEPTEMBER 29, 1986

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